DATED THIS 23rd DAY OF JULY 2010

PLANTRONICS COMMUNICATIONS TECHNOLOGY (SUZHOU) CO LTD

AND

SCANFIL (SUZHOU) CO LTD

CONTRACT FOR THE TRANSFER OF
FACTORY BUILDING AND THE LAND-USE-RIGHT

THIS CONTRACT is made on July 23, 2010

BETWEEN

The Transferor:	Plantronics Communication Technology (Suzhou) Co., Ltd.
(“Party A”)

Place of Registration:	No. 9 Plantronics Road
North Loufeng, Suzhou Industry Park, 215122
Suzhou, Jiangsu Province,
People’s Republic of China

Legal Representative:	Name:	Susan Hansen
	Position:	General Manager

AND

The Transferee:	Scanfil (Suzhou) Co., Ltd. (“Party B”)

P1ace of Registration:	158, Hongye Road, Jigai Sub-Park, Loufeng, Suzhou Industrial
Park, Suzhou, Jiangsu Province,
People’s Republic of China

Legal Representative:	Name:	Harri Takanen
	Position:	Chairman of Board

RECITALS：

A)
Party A agrees to transfer and Party B accepts to take the transfer of the right to use the land parcel No. 21035 located at the North Loufeng, Suzhou Industrial Park, as set out in the Annex 1 hereto (“Land Parcel”);

B)
Party A agrees to transfer and Party B accepts to take the transfer of the factory building together with the structures and installations (“Building”) constructed on the Land Parcel, as set out in the Annex 2 hereto, as well as the installations, equipment and office furniture set out in Annex 3 (“Equipment & Furniture”);

THEREFORE, both parties hereto have agreed upon the following terms and conditions:

CHAPTER l	LAND PARCEL, BUILDING, FACILITY AND EQUIPMENT BRIEFING

Article 1
As confirmed in the certificates issued by the land and real estate registration authorities of SUZHOU INDUSTRIAL PARK, the Land Parcel is for industrial use, and the ending date of the right to use the Land Parcel is May 29, 2055. The total acreage thereof is 61,334.68 square meters. The total space area of the Building constructed on the Land Parcel is 21,386.84 square meters.

Article 2
Party A and Party B agree to transfer the Building and the right to use the Land Parcel in accordance with this Contract.  For the avoidance of doubt, the ownership of the land use rights assigned hereunder vests in the People’s Republic of China.  Subject to Article 20, 21 and 22, the ownership of underground resources, hidden treasures and the urban infrastructure does not belong to Party A and therefore is not transferred by Party A to Party B hereunder.

Article 3
The Equipment and Furniture meanwhile transferred by Party A to Party B are listed in Annex 3 hereto.  Party A shall obtain Party B’s prior written consent if it intends to move out any item listed in Annex 3 hereto.

CHAPTER 2	REPRESENTATIONS AND WARRANTIES

Article 4	Party A hereby represents and warrants to Party B as follows:

4.1	Party A is a wholly-owned foreign enterprise duly organized, validly existing as a legal person under the 1aws of the People’s Republic of China;

4.2	Party A has full legal right, power and authority to execute this Contract and to observe and perform its obligations hereunder;

4.3	Party A has taken all appropriate and necessary corporate action to authorize the execution of this Contract and to authorize the performance and observance of the terms and conditions hereunder;

4.4	Party A owes no pending liability to any third party in connection with the Land Parcel, the Building, and the Equipment and Furniture to be transferred to Party B;

4.5
To the time when Party B obtains the title documents of the Land Parcel and Building according to this Contract, Such Land Parcel, Building, and the Equipment and Furniture transferred to Party B will be free of any mortgage, or other encumbrance;

4.6
The land use conditions with respect to the Land Parcel are all contained in the Contract for Assigning the Right to Use State-Owned Land, contract ref. Su Gong Yuan Rang (2005) No. 259 between Party A and Suzhou Industrial Park State-Owned Land and Building Bureau (“SIP Land and Building Bureau”).  Other than the foregoing contract, Party A is not subject to any land use conditions, nor occurs any violation of the foregoing contract;

4.7
To the best knowledge of Party A and after due inquires, the Building, the facilities and equipment are constructed，installed and owned in a lawful manner, the operation thereof are in normal order without any significant defect.  Significant defect herein means any of the following: (i) not in compliance with applicable national standards and industrial standards of China; (ii) not working normally according to relevant designs, specifications, or technical parameters; (iii) for facilities and equipment that Party A does not hand over relevant designs, specifications, or technical parameters,  if such facilities and equipment do not have the function that similar facilities and equipment generally have, it is regarded as significant defect.  Should a significant defect attributable to the Contractor referenced in Article 4.8 herein occurs, Party B shall follow Article 4.8 herein.

4.8
Party A shall assign to Party B all of its rights and interests that it is entitled to assign in relation to quality warranties of the Buildings under the Design and Construction Management Contract entered into by Party A and Bechtel China, Inc. (“Contractor”) on 30 June 2004 (“D&C Contract”) with effect from the Delivery Date.  For the avoidance of doubt, Party A is not providing a guarantee with respect to the Contractor’s statutory construction quality warranties under PRC law and Party B agrees that it shall only make claims for such statutory construction quality warranties against the Contractor and not Party A.

4.9
The actual status of the Land Parcel and the Building is fully in compliance with the information contained in the title certificates.  Party A’s use of the Land Parcel, the Building, the facilities and equipment does not in any respect breaking applicable laws including without limitation the environmental protection rules, nor occurs any existing or potential pending governmental investigation, sanctions or third party claims;

4.10
Party A agrees to fully indemnify for and keep Party B harmless from any loss, costs or expenditures of Party B as result of any failure of Party A to perform the representations, warranties, and other obligations contained herein.

The representations and warranties provided by Party A herein shall survive the term of this Contract.

Article 5	Party B hereby represents warrants and undertakes to Party A as follows:

5.1	Party B is an enterprise duly organized, validly existing as a legal person under the laws of the People’s Republic of China;

5.2	Party B has full legal right, power and authority to execute this Contract and to observe and perform its obligations hereunder; and
5.3	Party B has taken all appropriate and necessary corporate action to authorize the execution of this Contract and to authorize the performance and observance of the terms and conditions hereof.

The representations and warranties provided by Party B herein shall survive the term of this Contract.

Article 6	Party B’s Additional Obligations

6.1
Party B shall be responsible for carrying out the procedures for registration of the change of the registered owner of the land use right certificate of the Land Parcel contemplated under Chapter 4 below.

6.2
Boundary markers have been placed on the boundary line of the Land Parcel under the direction of the SIP Land and Building Bureau.  Party B shall take effective steps to protect the said boundary markers from being moved or damaged.  If a boundary marker is moved or damaged after the handover of the Land Parcel, Building and the Equipment and Furniture contemplated under Chapter 4, Party B shall immediately report the same in writing to the SIP Land and Building Bureau and apply for redetermination of the boundary line and replacement of the marker, and all expenses arising therefrom shall be borne by Party B.

6.3
After the completion of the handover of Land Parcel, Building and the Equipment and Furniture under Chapter 4, Party B must use the Land Parcel for the purpose specified in this Contract.  If Party B needs to change the purpose of the land or the land use conditions during the land use term of the Land Parcel, it must obtain the consent of the SIP Land and Building Bureau.  The land use rights grant fee and the land use term shall be adjusted in accordance with the purpose and state of the Land Parcel following the change, and a new land use rights grant contract shall be signed.

6.4
SIP Land and Building Bureau retains the rezoning rights in respect of the Land Parcel.  If the Building is rebuilt during the land use term or if an extension of the land use term is applied for upon expiration, the zoning requirements prevailing at that time must be complied with.  If the urban plan needs to be revised due to urban infrastructure requirements and such revision affects the Building and gives rise to other economic loss, compensation shall be provided in accordance with the urban demolition and relocation regulations of the Suzhou Industrial Park Administrative Committee.

6.5
After the completion of the change of the registered owner on the land use right certificate of the Land Parcel and registered owner on the ownership certificate of the Building under Chapter 4 below, Party B may assign, lease or mortgage the use rights to the Land Parcel in accordance with applicable PRC law.  If it does so, the parties to the agreement for assignment, lease or mortgage must carry out land registration procedures with the SIP Land and Building Bureau;

6.6
If Party B needs to extend the land use term of the Land Parcel beyond its expiration, it must apply for an extension to the SIP Land and Building Bureau one year prior to expiration of the term.  After the land grant fee has been re-determined, a grant contract covering the period of the extension shall be signed and registration procedures shall be carried out.  If Party B does not apply for an extension within the stipulated period aforementioned, the Suzhou Industrial Park Administrative Committee will recover the Land Parcel without compensation and acquire all the buildings and other attachments within the boundaries of the Land Parcel then, and Party B shall carry out the procedures for deregistration of the land use certificate with the SIP Land and Building Bureau;

6.7
With respect to the Land Parcel, the state and the government have judicial and administrative jurisdiction as specified in the law, such other powers to be exercised by the state as specified in the laws of the People’s Republic of China, and such rights and interests as are necessary in the public interest.  Party B’s development and use of, and business activities in respect of, the Land Parcel shall comply with the laws and statutes of the People’s Republic of China and the relevant provincial and municipal regulations, and may not be detrimental to the public interest.  The land use, building management, urban infrastructure, fire safety, environmental protection, landscaping, etc. relating to the Land Parcel must comply with the relevant regulations of the Suzhou Industrial Park Administrative Committee, and the activities in those respects must satisfy the requirements of the relevant functional agencies;

6.8
During the period of Party B’s use of the Land Parcel, the SIP Land and Building Bureau shall have the right to supervise and inspect the use of land within the boundaries of the Land Parcel, and Party B may not refuse or obstruct such supervision and inspections.  If Party B uses the Land Parcel beyond its boundaries or uses the Land Parcel in a manner not in accordance with the stipulated requirements by law, SIP Land and Building Bureau will treat such use as illegal use of land; and

6.9
The payable property tax and land utilization tax for the use of Land Parcel and Building in 2010 is RMB1,416,356.35 in the aggregate.  Party A shall pay in July 2010 such taxes to the SIP Land and Building Bureau for the entire year of 2010 and Party B shall reimburse to Party A on the Delivery Date (as defined below) the payable taxes for the period from the Delivery Date to the end of 2010.

CHAPTER 3      PURCHASE PRICE AND PAYMENT

Article 7
PURCHASE PRICE.  Party A and Party B agree that the purchase price for the right to use the Land Parcel, the Building, and the Equipment & Furniture as set out in the Annex 3 shall be RMB Sixty-five million (RMB65,000,000) (the “Purchase Price”).  The purchase price covers:

(1)	the price for purchase of the land use rights to the Land Parcel and ownership of the Building: RMB Sixty-three million (RMB63,000,000); and

(2)	the price for purchase of the Equipment & Furniture: RMB Two million (RMB2,000,000).

If the Contract becomes unable to perform or relevant governmental authorities do not approve Party B to take transfer of the Land Parcel and the Building, provided such circumstance is not attributed to Party B, then Party A shall fully refund the payment including any deposit received from Party B.

Article 8	PAYMENT SCHEDULE. Party A and Party B agree that Party B shall pay the Purchase Price to Party A by installments as follows:

i)	Upon the execution day of this Contract, a sum equivalent to 1% of the Purchase Price, i.e. RMB650,000 shall be paid as Deposit;

ii)
Upon the issuance date of the land use right certificate indicating Party B as new land use right owner of the Land Parcel or the property ownership certificate indicating Party B as the new property owner of the Building (whichever date is later), and after Party B is provided with the lawful invoice for the total price hereof, a sum equivalent to 89% of the Purchase Price, i.e., RMB57,850,000 shall be paid to Party A; and

iii)	Upon the Delivery Date, a sum equivalent to 10% of the Purchase Price, i.e., RMB6,500,000 shall be paid to Party A.

Article 9	PAYMENT ACCOUNT. The installments referred to in Article 8 shall be paid to the following account of Party A:

Bank:	Bank of China, 8 SuHua Road, Suzhou, China,
Swift Code:	BKCHCNBJ95B
Beneficiary:	Plantronics Communications Technology (Suzhou) Co. Ltd.
Renminbi Account No.	31956908091001

The Purchase Price and any sum payable under this Contract shall be paid in RMB.

Article 10
If Party B delays in paying any of the installments above, penalty on any delayed installment(s) shall be calculated from the day after the due date of such installment and shall continue to be payable by Party B until such time as the delayed installment is paid.

Article 11	The penalty payable shall be calculated from day to day at the daily rate of 0.05%.

Article 12
Prior to the relevant government authorities grant to Party B the land use right certificate and the building ownership certificate, if Party B delays the payment of any installment(s) for sixty (60) days after the due date of such installment (including Saturdays, Sundays and Public Holidays), Party A shall be entitled to:

(i)	unilaterally terminate this Contract by giving notice in writing to Party B;

(ii)	charge from Party B 4% of the Purchase Price as a lump sum compensation, or charge all penalties calculated in accordance with Article 11; and

(iii)	if the direct losses of Party A resulting from the breach of Party B are in excess of the foregoing compensation or penalties, Party A shall be entitled to claim against Party B.

CHAPTER 4      REGISTRATION CHANGE AND HAND OVER

Article 13
Within three (3) working days after the issuance date of the land use right certificate indicating Party B as new land use right owner of the Land Parcel or the property ownership certificate indicating Party B as the new property owner of the Building (whichever date is later) (such date within three (3) working days after the said issuance date is referred to herein as the “Delivery Date”), Party A shall deliver possession of the Land Parcel, the Building and the Equipment & Furniture to Party B.  With effect from the Delivery Date, all charges relating to the maintenance and use of the Building and the Equipment & Furniture shall be borne by Party B.  Such charges include, but are not limited to, all items of Table 1 below:

Table 1:
No.	Service	Annual charge	Estimated monthly charge	Method of payment	Remarks
1	Cleaning service	104,400.00	8,700.00	Monthly	Total of 4 persons
2	Plant area security	375,600.00	31,300.00	Monthly	Total of 17 persons
3	Maintenance of door access and monitoring systems	60,000.00	5,000.00	Quarterly
4	Maintenance of fire safety system	100,000.00	8,333.33	Quarterly
5	Removal of non-production garbage	9.600.00	800.00	Monthly
6	Chemical water treatment system for central air-conditioning	56,238.00	4,686.50	Quarterly
7	Plant area gardening	108,000.00	9,000.00	Quarterly
8	Lift maintenance	10,176.00	848.00	Quarterly
9	Refrigerator maintenance	40,000.00	3,333.33	Quarterly
10	Air compressor maintenance	38,000.00	3,166.67	Annually
11	Tap water supply	48,600.00	4,050.00	Monthly	Basic charge: 4050/month; 1500 m3
12	Electricity supply	1,200,000.00	100,000.00	Monthly	Basic electricity charge: 44800/ month; the amount added depends on the volume consumed
13	Natural gas supply	216,000.00	36,000.00	Monthly	Basic charge: 36000/month; 12500 m3; can be suspended for whole months; operated 6 months a year.
		2,366,614.00	215,217.83

To avoid doubt, it is acknowledged that Party A’s suppliers providing the services set out in Table 1 may be the candidates when Party B selects suppliers.  However, Party B shall have no obligation to take transfer of any contracts between Party A and such suppliers, nor shall Party B directly be bound to any contracts between Party A and such supplier.

Article 14
Article 13 notwithstanding, the Parties agree that Party A may use the office area, laboratory, warehouse and parking spaces currently used by it (i.e. the areas listed in Table 2), without paying any charges except for the charges to be paid by Party A according to Article 22 herein, for a period of 90 days from the Delivery Date (“Rent-Free Period”).

Table 2:
		Area (m2)	Remarks
Administration building	1st floor	1,971.18	Building 3 on building ownership certificate
	3rd floor	1,724.00	Building 3 on building ownership certificate
Research and development laboratory		400.00	Building 3 on building ownership certificate
Warehouse		511.31	Building 4 on building ownership certificate
Laboratory		Approx. 50	Building 4 on building ownership certificate
Parking spaces		27 parking spaces	East side of building 3 on building ownership certificate

Article 15
If Party A has not found suitable premises and moved out by the expiration of the Rent-Free Period, it may lease and use the office area, laboratory, warehouse and parking spaces currently used by it (i.e. the areas listed in Table 2) for a monthly rent of RMB forty (40) per square meter.  The lease period may not exceed 5 months (counted from the expiration date of the Rent-Free Period).  The said rent covers all charges payable by Party A during the lease term, including but not limited to the rent for the premises and the charges mentioned in Table 1 payable by Party A on the basis of the area of the premises leased, except for the charges to be paid by Party A according to Article 22 herein.  If Party A wishes to continue leasing such premises, the Parties shall separately negotiate and determine the terms of such lease according to the then prevailing market practice.

Article 16	Party A shall assist Party B in:

(i)	its submission for notarization and government review (if any) of this Contract;

(ii)	its procurement of the land use right certificate of the Land Parcel and the Ownership Certificate of the Building; and

(iii)	other registration change formalities in connection with the use of the other properties transferred hereunder.

Article 17
The parties shall respectively bear their liability of the relevant taxes and government charges resulting from the transfer hereof according to applicable laws and local policies.  Both parties agree to share evenly the notarization fee, valuation fee, government designated survey fee (if any) as necessary for the transfer.  Each party shall pay for its consultants used for the transfer hereunder.

However, if any taxes and fees according to relevant laws and regulations are Party A’s responsibility before the Land Parcel, the Building, and the property transferred is handed over to Party B, Party A shall bear such taxes and fees.

Article 18
Party A and Party B hereby acknowledge and agree that upon the issue of the title certificates, the rights, interests and obligations in the Building and the Land Parcel shall be transferred to and borne by Party B.

Article 19
Within 3 working days prior to handing over the Land Parcel, the Building, facilities and equipment, Party A shall hand over to Party B the technical information, specifications, operation instruction manuals of the Land Parcel, the Building, facilities and equipment.

CHAPTER 5	INFRASTRUCTURE AND UTILITIES

Article 20	Party A has caused the relevant supplier construct or install the following “Public Basic Infrastructure"):

(1)
the electric power supply cable to the electricity switching station designated by the Power Bureau, from which Party A has at its own cost and expense 1ay the connection cables to the sub-station for the supply of electricity to the Land Parcel;

(2)
the sewer pipe and water pipe with designated points along the pipes, from which Party A has at its own cost and expense constructed or installed  connection pipes to the boundary of the Land Parcel; and

(3)	the town gas pipe with designated points along the pipes, from which Party B has at its own cost and expenses constructed or installed connection pipes to the Land Parcel.

Article 21
Party A has paid the turning on fees, engineering fees, connection fees, enhanced capacity fees and all such other fees payable to relevant authorities for the supply of all such electricity, water and sewer to the Land Parcel and the Building.  If Party B requests for additional supply of electricity, water and other utility supplies to the Land Parcel and the Building, Party B shall pay for all fees, including but not limited to turning on fees, engineering fees, connection fees, enhanced capacity fees and all such other fees payable to relevant authorities for the supply of all such electricity, water and other utility supplies to the Land Parcel and the Building.

Article 22
The charges of water, power, town gas and other utilities to the Delivery Date  shall be borne by Party A.  If Party B is caused to pay for any of such charges, Party B shall be entitled to offset such charges from the Purchase Price payable to Party A, provided that Party B shall provide the relevant payment proof to Party A.  After the Delivery Date, Party A shall pay the charges of water, power, town gas and other utilities for the space leased to Party A.  Where the lease space has independent measuring meters, Party A shall pay according to the figures read by such measuring meters.  In absence of independent measuring meters, both parties shall negotiate for the portion to be paid by Party A.  The proportion for Party A to pay such charges shall not be less than the percentage of the square meters leased to Party A against the total square meters registered on the building ownership certificate.

CHAPTER 6	FORCE MAJEURE

Article 23
No Party shall be liable for any loss or damage caused by delay in the performance or non-performance of any of its obligations under this Contract when the same is occasioned by an “Event of Force Majeure”, that is to say any circumstances whatsoever beyond the reasonable control of the affected Party which directly or indirectly prevent or impede the due performance of this Contract, including but not to be limited to the following matters:

(a)	war or hostilities; and/or

(b)	earthquake, flood, typhoon, fire or other natural physical disaster.

Article 24
A certificate or confirmation issued by relevant administrative department of  Suzhou Municipal Government or non-governmental authoritative organization in the PRC shall be accepted by the Parties as final and conclusive proof that the said Event of Force Majeure has occurred.

Article 25
Should any such Event of Force Majeure occur the affected Party shall notify the other Party in writing within fifteen (15) days and shall use its reasonable endeavors to resume prompt performance as soon as such Event of Force Majeure shall have ceased, and the time for any such Party’s performance shall be extended for a period equal to the time lost by reason of the delay which shall be remedied with all due dispatch in the circumstances.  A Party shall not be  considered to be in breach of an obligation under this Contract if prevented from performing such obligation due to an Event of Force Majeure.

CHAPTER 7	NOTICE

Article 26	Notice to Party A and Party B shall be issued to their respective addresses or facsimile numbers as follows:

Party A:

To:	Plantronics Communication Technology (Suzhou) Co., Ltd.
Recipient:	Susan Hansen

Address	No. 9, Plantronics Road
North Loufeng, Suzhou Industrial Park, 215122
Suzhou, Jiangsu Province, PRC
Postal Code

Facsimile Number:	86.512.8188.2111

Party B:

To:	Scanfil (Suzhou) Co., Ltd.
Recipient:	Sami Poutanen

Address:	158, Hongye Road, Jigai Sub-Park, Loufeng, Suzhou
Industrial Park, Suzhou, Jiangsu Province, PRC
Postal Code

Facsimile Number:	86-512-67168857

Article 27
If Party A or Party B wishes to change the above-mentioned correspondence address or facsimile number, it shall inform the other party of the new correspondence address or facsimile number fifteen (15) days before such change.

Article 28
If the notice is sent out by facsimile, it shall deemed to be received on the date of transmission; if the notice is sent out by hand, it shall be deemed to be received on the date of delivery to the address stipulated; if the notice is sent out by registered post, it shall be deemed to be received on the fifth (5th) day after the date of posting.  In each case, if the notice is received on a Saturday, Sunday or public Holiday, it shall be deemed to have been received on the next following working day.

CHAPTER 8	APPLICABLE LAW AND DISPUTE RESOLUTION

Article 29	The execution, validity, interpretation and performance of This Contract and the resolution of any dispute arising from or in relation to this Contract shall be governed by the laws of PRC.

Article 30
Any question, dispute or difference between Party A and Party B arising from the execution, performance or otherwise in connection with the Contract shall first be resolved through amicable negotiation and friendly consultation between Party A and Party B.  If no resolution is reached within ninety (90) days of the notice by any Party requesting for resolution through negotiation and consultation, the question, dispute or difference shall be submitted to the court having jurisdiction thereof over the venue of the Building for resolution by litigation.

CHAPTER 9	VALIDITY OF CONTRACT AND OTHER MATTERS

Article 31	The Contract shall come into effect after signing by Party A and Party B and being notarized.

Article 32
This Contract is written in the Chinese and English languages and both 1anguages shall have equal validity.  If there is any conflict or inconsistency between the Chinese version and the English version, the Chinese shall be the governing and prevailing version.  Party A and Party B shall, as required by the competent authorities of SIP, submit the Chinese text for registration.  There shall be six originals of the Chinese version and six originals of the English version.  Party A and Party B shall retain one original of both the English and Chinese version of this Contract, the remaining shall be used for registration and other formality purpose.

Article 33	The headings in this Contract are for convenient reference only and shall not be used to construe or interpret this Contract.

Article 34
In the event that any provision of this Contract is deemed invalid, unlawful or unenforceable under any applicable 1aw, the validity, 1egality or enforceability of the remaining provisions of this Contract shall not be affected or impaired but this Contract shall be construed as if such invalid, unlawful or unenforceable provision had never been contained in this Contract.

Article 35
Party A and Party B hereby represent and warrant that each of them shall carry out their respective obligations under this Contract from the date on which this Contract comes into effect until the full performance thereof.

Article 36	Party A and Party B agree that upon the occurrence of any of the following events which directly or indirectly impedes the due performance of this Contract, namely:

(a)	riot of civil commotion;

(b)	strike of lockout or any other industrial action by workers;

(c)	damage to or destruction of the Building or the Land Parcel and/or the Public Basic infrastructure or any part thereof, caused by a third party; and/or

The respective obligations of the Parties under this Contract shall be suspended during the continuance of any of the aforesaid events and neither Party shall claim from the other Party any damages, compensation or for loss of any kind whatsoever arising from or attributable whether directly or indirectly to the occurrence of any of the aforesaid events.  Provided the Parties shall negotiate in good faith as to their rights and obligations inter se under this Contract, if any of the aforesaid events shall continue beyond a period of three (3) months.

Article 37
Unless otherwise expressly stated in writing between Party A and Party B, this Contract constitute the entire rights and obligations between Party A and Party B and shall supersede any prior expression of intent, understanding, discussion, representation, warranty, or promise (whether express or implied, oral or written) made by one Party or its agent to the other Party or its agent with respect to this transaction.

Annexes:

1.           Land Use Right Certificate

2.           Building Ownership Certificate

3.           Equipment & Furniture List

4.           Handover

IN WITNESS WHEREOF the legal/authorized representatives of Party A and Party B have executed this Contract on the date first above written.
SIGNED by	/s/ Rosanne Jing
The authorized representative of

for and on behalf of
Plantronics Communication Technology (Suzhou) Co., Ltd.

in the presence of:

SIGNED by	/s/ Sami Poutanen
The authorized representative of

for and on behalf of
Scanfil (Suzhou) Co., Ltd.

in the presence of:

ANNEX 1
LAND USE RIGHT CERTIFICATE OF THE LAND PARCEL

ANNEX 2
OWNERSHIP CERTIFICATE OF THE BUILDING

ANNEX 3
EQUIPMENT AND FURNITURE LIST

1. LIST OF EQUIPMENT AND FACILITIES TO BE DELIVERED TO PARTY B

Items	Description	Description in Chinese	QTY
IT	IT cable construction	IT网络布线	1
CDA system 压缩空气系统	Air Compressors	空气压缩机	2
	dryer	干燥机	2
	Tank	储气罐	2
Security 安防系统	CCTV System	CCTV系统监控	1
	door access System	门禁系统	1
	perimeter alarm system	周界红外线报警系统	1
Fire prevention system消防	Fire Alarm System	消防报警系统	1
	Fire Diesel and Electrical Driven Pumps	消防柴油泵，电泵	9
	Public Address System	公共广播系统
Central air conditioning system中央空调	Hot Water Boiler	热水锅炉	2
	Volume Type Heat Exchanger	容积式热交换器	1
	hot water pump	热水循环泵	3
	Chiller	冷冻机	3
	Centrifugal chilled water Pumps	冷冻水循环泵	4
	Centrifugal cooling water Pumps	冷却水循环泵	4
	Cooling Tower	冷却塔	5
	DDC Control System	空调控制系统	1
	AHU and FCU	空调箱和风机盘管	17/166
	Fans and Heat Recovery Unit	热回收空调箱	3
	Chemical Treatment System	化学(药品)处理系统	1
	fresh air roll	新风卷轴过滤装置	11
	humidifier	空调箱加湿器	2
	air cooling chiller	风冷冷水机	1
Electricity system 配电	HV Switchgears &LV Switchgears	高压低压电气柜	1
	Transformer	1600KVA干式变压器	2
	Generator	120kw发电机	1
	Lighting Control System&Lighting Fixtures	照明控制系统和照明器材	1
Fume exhaust 焊烟排风	exhaust equipment	排焊烟设备	3
Vacuum 真空	Vacuum Pump	真空泵	2
Process cooling water system工艺冷却水系统	process cooling water	工艺冷却水系统	1
Drinking water system 饮用水系统	Portable Water System	饮用水	1
	Elevator	电梯	1
Warehouse	Dock Leveller	码头升降平台	8
	Kitchen Equipment	厨房设备	1
	water heater	AO史 密斯燃气热水器	2
	water heater	阿里斯顿电热水器	2
	Epoxy floor	环氧地坪	1
Production building	THE NEW LOCKER ROOM	更衣室扩建工程	1

2.  LIST OF OFFICE FURNITURE TO BE DELIVERED TO PARTY B

Description	Model No	QTY	UNIT	1 set includes								Location
				Desk/table 桌子	Cabinet 柜子	Office task chair 大班椅	Staff chair 椅子	Meeting chair 会议椅	Guest chair 会客椅	Sofa沙发	Tea table 茶几
OFFICE WORKSTATION经理 办公桌	CASTELLI 3D ,(L-SHAPE, 2100*1800mm)WORKSTATION CASTELLI 3D	18	SET	1	2	1						MANAGER OFFICE 经理办公室
STAFF WORKSTATION 员工办公台	PREMISE,72L"*72W"*24D"*24"DSTAFF AREA	215	SET	1	1		1					STAFF AREA 员工办公区
CONFERENCE ROOM 16 PERSONSTABLE 会议桌	CONFERENCE ROOM 16 PERSONS	1	SET	1								R&D CONFERENCE ROOM DB-2FCONFERENCE ROOM
MEETING ROOM 10 PERSONS TABLE会议桌	MEETING ROOM 10 PERSONS	3	SET	1								R&D MEETING ROOM DB-,2F\3F MEETING ROOM
MEETING ROOM 10 PERSONS TABLE会议桌	MEETING ROOM 10 PERSONS	1	SET	1								DB-2F MEETING ROOM
MEETING ROOM 10 PERSONS TABLE会议桌	MEETING ROOM 10 PERSONS	1	SET	1								MB-2FMEETING ROOM
CONFERENCE TABLE会议桌	MEETING ROOM 18 PERSONS	1	SET	1								DB- 2F
CONFERENCE ROOM 16 PERSONS TABLE 会议桌	CASTELLI 3D WOOD VENEER TOP, 4100L*1600DMM	1	SET	1								DB-3F,CONFERENCE ROOM
MEDICAL TABLE办公桌	MEDICAL	2	SET	1	1		1					MEDICAL ROOM
TRAINING TABLE培训桌	TABLE FREELINE RECTANGULAR 1400×600MM	20	SET	1			2					TRAINING ROOM
TABLE 5 PERSONS 小圆桌	MEETING ROOM 3 PERSONS TABLE CASTELLI 3D FIXED TABLE, DIA: 36" WOOD VENEER TOP	10	SET	1								R&D 1F,,2F 3F,MB-1F,3F
SOFA沙发	SUB-CON 2 SEAT SOFA, 1280W*725D*650H	1	SET							2	1	MEDICAL ROOM
CAFETERIA TABLE AND CHAIR餐桌、椅子	CAFETERIA	99	SET	1			4					DINNER ROOM
DINNER TABLE圆餐桌	CAFETERIA	4	SET	1			7					DINNER ROOM 2F
MEETING ROOM CHAIR	GUEST CHAIR X99 FABRIC SEAT & MESH BACK	60	SET					1
GUEST CHAIR		39	SET						1
WAREHOUSE
HEAVY SHELF		57	SET
LIGHT SHELF		9	SET
TOTAL		542

ANNEX 4
HAND OVER

1.	Delivery

1.1
Unless otherwise agreed by the Parties, Party A shall hand over the Land Parcel, the Building （including the Equipment and Furniture as listed in Annex 3）to Party B no later than the date (“the Delivery Date”) as set forth in Article 13 of the Contract, failing which, Party B shall have the right to charge penalty at 0.05% of the total price of the Contract per day for the delay in delivery. Party A shall not be held responsible for the delay in delivery due to any failure of Party B to perform any payment as established in the Contract.

1.2
Unless otherwise agreed by the Parties, Party A shall move out from the Building all equipment and articles that are not transferred to Party B hereunder, before the Delivery Date, and work out and deliver the technical information, specifications, operation instruction manuals of the Building, the facilities and equipment, and warranty certificates for Party B to review.

1.3
Unless otherwise agreed by the Parties, in the event that Party A fails to hand over the Building within two months after the Delivery Date, Party B hereto shall have the right to terminate the Contract upon expiry of the two-month-period with a written notice.  If the Contract is so terminated, Party A shall refund the money received under the Contract, together with 5% of the Purchase Price as agreed in the Contract as compensation to Party B.  If the direct losses caused thereby to Party B are more than such compensation, Party B shall be entitled to claim against Party A.

2.	Condition of the Building

2.1
Party A shall hand over the Building (including the equipment and facilities herein specified) to Party B at its current status and conditions.  After Party B takes possession of the Building, unless otherwise agreed herein, Party A shall immediately not be liable to Party B for any subsequent defect or damage.

3.	Property Management

3.1
Upon delivery of the Building by Party A to Party B, Party A shall be no longer responsible for any property management service for the Land Parcel and the Building.  Party B shall make such property management service available by its own upon taking over the Land Parcel and the Building.

[End of Agreement]